Exhibit 99.1

For further information: Robert Sigler Vice President and Chief Financial Officer 586.920.0100

Universal Truckload Services, Inc. Reports Record Revenue and Net Income for the Thirteen and Twenty-six Weeks Ended July 1, 2006

Warren, MI – July 26, 2006 — Universal Truckload Services, Inc. (Nasdaq: UACL) today announced record financial results for the thirteen and twenty-six weeks ended July 1, 2006.

For the thirteen weeks ended July 1, 2006, operating revenues increased 25.5%, or $32.5 million, to $160.0 million from $127.5 million for the thirteen weeks ended July 2, 2005. Included in operating revenues are fuel surcharges of $15.6 million and $7.6 million for the second quarters of 2006 and 2005, respectively. Net income increased 23.1%, or $1.0 million, to $5.4 million, or $0.33 per share for the second quarter of 2006, from $4.4 million, or $0.27 per share, for the second quarter of 2005. Operating margin was 5.3% for the second quarter of 2006 compared to 5.4% for the second quarter of 2005.

Universal’s truckload revenue in the second quarter of 2006 increased by 19.9% to $95.8 million from $79.9 million in the corresponding period of 2005. Brokerage revenue in the second quarter of 2006 increased by 15.5% to $41.4 million from $35.8 million in the corresponding period of 2005. Intermodal revenue in the second quarter of 2006 increased by 93.8% to $22.8 million from $11.8 million in the corresponding period of 2005.

For the twenty-six weeks ended July 1, 2006, operating revenues increased 23.1%, or $57.4 million, to $305.9 million from $248.5 million for the twenty-six weeks ended July 2, 2005. Included in operating revenues are fuel surcharges of $27.6 million and $13.0 million for the first two quarters of 2006 and 2005, respectively. Net income increased 26.6%, or $2.1 million, to $10.0 million, or $0.62 per share for the first half of 2006, from $7.9 million, or $0.54 per share, for the first half of 2005.

Universal’s truckload revenue in the first half of 2006 increased by 18.9% to $183.2 million from $154.0 million in the corresponding period of 2005. Brokerage revenue in the first half of 2006 increased by 10.4% to $79.5 million from $72.0 million in the corresponding period of 2005. Intermodal revenue in the first half of 2006 increased by 92.4% to $43.2 million from $22.5 million in the corresponding period of 2005.

“We are very pleased with our operating results through the second quarter of 2006”, stated Universal’s President and CEO Don Cochran. “Our revenue and net income growth continues to be strong. We have been able to grow our operating revenues, both organically and through our intermodal acquisitions completed in the fourth quarter of 2005 and first quarter of 2006. These acquisitions generated $9.8 million and $6.0 million of intermodal revenue in the first half of 2006 and the second quarter of 2006, respectively. Excluding the effects of these acquisitions, intermodal revenue increased by 48.7% or $10.9 million in the first half of 2006 and 42.8% or $5.0 million in the second quarter of 2006.”

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Operating revenues:
Truckload	$95,843	$79,944	$183,162	$154,018
Brokerage	41,360	35,807	79,480	71,962
Intermodal	22,803	11,765	43,249	22,481

Total operating revenues	160,006	127,516	305,891	248,461

Operating expenses:
Purchased transportation	122,907	97,146	233,782	188,671
Commissions expense	9,939	8,310	19,395	15,920
Other operating expense, net	2,469	1,587	4,430	3,420
Selling, general, and administrative	10,927	9,738	22,215	19,195
Insurance and claims	3,896	2,789	7,743	6,490
Depreciation and amortization	1,372	1,025	2,642	2,060

Total operating expenses	151,510	120,595	290,207	235,756

Income from operations	8,496	6,921	15,684	12,705
Interest income (expense), net	302	150	552	(15)

Income before income taxes	8,798	7,071	16,236	12,690
Provision for income taxes	3,402	2,687	6,278	4,822

Net income	$5,396	$4,384	$9,958	$7,868

Earnings per common share:
Basic	$0.33	$0.27	$0.62	$0.54
Diluted	$0.33	$0.27	$0.62	$0.54
Average common shares outstanding:
Basic	16,118	16,118	16,118	14,630
Diluted	16,184	16,118	16,160	14,630

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 1, 2006	December 31, 2005
Assets
Cash and cash equivalents	$5,941	$5,342
Marketable securities	22,618	19,456
Accounts receivable - net	79,274	72,032
Other current assets	9,775	11,109

Total current assets	117,608	107,939
Property and equipment - net	40,079	34,800
Other long-term assets - net	17,219	15,339

Total assets	$174,906	$158,078

Liabilities and shareholders’ equity
Total current liabilities	$46,496	$41,134
Long-term debt	1,000	—
Other long-term liabilities	4,186	3,772

Total liabilities	51,682	44,906
Total shareholders’ equity	123,224	113,172

Total liabilities and shareholders’ equity	$174,906	$158,078

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Average number of tractors provided by owner-operators
Truckload	2,551	2,329	2,520	2,340
Intermodal	626	321	609	313

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.51	$2.18	$2.49	$2.15
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.17	2.01	$2.18	$1.99
Average operating revenues per load (1)	$961	$861	$952	$835
Average operating revenues per load, excluding fuel surcharges (1)	$832	792	$834	$773
Average length of haul (1)(2)	383	395	383	389
Number of loads (1)	99,710	92,876	192,351	184,075

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.07	$1.90	$2.04	$1.83
Average operating revenues per load (1)	$1,242	$1,185	$1,234	$1,132
Average length of haul (1)(2)	601	623	605	617
Number of loads (1)	25,289	22,292	48,997	45,645
Intermodal Revenues:
Drayage (in thousands)	$20,814	$10,355	$39,106	$19,822
Depot (in thousands)	$1,989	$1,410	$4,143	$2,659

Total (in thousands)	$22,803	$11,765	$43,249	$22,481

Average operating revenues per loaded mile	$4.38	$4.06	$4.25	$4.03
Average operating revenues per loaded mile, excluding fuel surcharges	$3.80	$3.74	$3.72	$3.74
Average operating revenues per load	$265	$269	$267	$270
Average operating revenues per load, excluding fuel surcharges	$231	$248	$233	$250
Number of loads	78,402	38,477	146,732	73,481

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.